Exhibit 99.2

Legg Mason, Inc.

NOTICE OF GUARANTEED DELIVERY

5.50% Senior Notes due 2019
that have been registered under the Securities Act of 1933
($650,000,000 aggregate principal amount)

for

all outstanding unregistered 5.50% Senior Notes due 2019
(Rule 144A CUSIP/ISIN: 524901AQ8/US524901AQ82
Regulation S CUSIP/ISIN: U5236PAA4/USU5236PAA40)
that were issued on May 21, 2012
($650,000,000 aggregate principal amount)
__________________________

As set forth in the prospectus dated                      , 2013, of Legg Mason, Inc. and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto must be used to accept Legg Mason, Inc.’s offer to exchange 5.50% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 5.50% Senior Notes due 2019 issued on May 21, 2012, if (i) certificates representing the unregistered notes to be tendered for exchange are not immediately available, (ii) time will not permit the letter of transmittal, certificates representing such unregistered notes or other required documents to reach the exchange agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the letter of transmittal) by mail or by hand or transmitted, via telegram, telex or facsimile, to the exchange agent as set forth below.  All capitalized terms used herein but not defined herein shall have the meanings given to them in the prospectus.

The exchange offer will expire at 11:59 p.m., New York City time, on              , 2013 (the “Expiration Date”) unless the exchange offer is extended by Legg Mason, Inc. in its sole discretion.  Tenders of unregistered notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the Expiration Date.

To:  The Bank of New York Mellon, Exchange Agent

By Facsimile: (212) 298-1915	By Hand, Registered or Certified Mail, or Overnight Delivery:
Confirm by Telephone:	The Bank of New York Mellon c/o The Bank of New York Mellon Trust Corporation Corporate Trust Options - Reorganization Unit 101 Barclay Street, Floor 7 East New York, NY 10286 Attention:

Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the exchange agent as set forth above will not constitute a valid delivery.  The method of delivery of all documents, including certificates, is at the risk of the holder.  Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service.  If delivery is by mail, we recommend registered mail with return receipt requested, properly insured.  You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.

This instrument is not to be used to guarantee signatures.  If a signature on the letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Legg Mason, Inc., upon the terms and subject to the conditions of the exchange offer as set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of unregistered notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus.

The undersigned understands that tenders of unregistered notes will be accepted only in authorized denominations.  The undersigned understands that tenders of unregistered notes pursuant to the exchange offer may not be withdrawn after 11:59 p.m., New York City time, on the Expiration Date.  Tenders of unregistered notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the prospectus.

The undersigned understands that the exchange of unregistered notes for exchange notes will only be made after receipt by the exchange agent, within three (3) business days of the Expiration Date, of:

(i)      a properly completed and duly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees, certificates representing the unregistered notes covered hereby in proper form for transfer and any other required documents, or

(ii)      alternatively, confirmation of the book-entry transfer of such unregistered notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer set forth in the prospectus.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE
Principal amount of unregistered 5.50% Senior	Date: _________________________________________
Notes due 2019 tendered:* _______________________
______________________________________________	Name(s) of registered holders(s): ___________________
______________________________________________	______________________________________________

Address: ______________________________________
______________________________________________

Area code and telephone no: _______________________
______________________________________________

Certificate no(s). of unregistered 5.50% Senior Notes due 2019 (if available):	Signature(s) of registered holder(s) or authorized signatory:
______________________________________________	______________________________________________
______________________________________________	______________________________________________

Signature(s) of registered holder(s) or authorized signatory:
______________________________________________
______________________________________________

If unregistered notes will be delivered by book-entry transfer at DTC, insert account no.:
______________________________________________
______________________________________________
______________________________________________

* Must be in denomination of minimum principal amount of $2,000 and any integral multiple of $1,000.
This notice of guaranteed delivery must be signed by the registered holder(s) of unregistered notes exactly as its (their) name(s) appears on certificates for unregistered notes or on a security position listing as the owner of unregistered notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)
Name(s): ______________________________________________________________________________________
Capacity: ______________________________________________________________________________________
Address(es): ___________________________________________________________________________________

Do not send unregistered notes with this form. Unregistered notes should be sent to the exchange agent, together with a properly completed and duly executed letter of transmittal.

GUARANTEE
(Not to be used for signature guarantee)
         The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that each holder of unregistered notes on whose behalf this tender is being made is a “beneficial owner” of the unregistered notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of unregistered notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees that, within three (3) business days from the Expiration Date, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with certificates representing the unregistered notes covered hereby in proper form for transfer any other documents required by the Letter of Transmittal or, alternatively, confirmation of the book-entry transfer of such unregistered notes into the exchange agent’s account at DTC pursuant to the procedure for book‑entry transfer set forth in the prospectus and required documents, will be deposited by the undersigned with the exchange agent.

         The undersigned acknowledges that it must deliver the letter of transmittal and unregistered notes tendered hereby to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm: _________________________________ Address: _____________________________________	___________________________________________ (Authorized Signature)
_____________________________________________	Name: _____________________________________
Area Code and Telephone No.: ____________________	Title: ______________________________________